EXHIBIT 10.02

Amended and Restated
1997 Long Term Incentive Plan

SECTION 1.  Purpose.

The purposes of AllianceBernstein L.P.’s 1997 Long Term Incentive Plan (the “Plan”) are to promote the interest of AllianceBernstein L.P. (together with any successor thereto, the “Partnership”) and its partners by (i) attracting and retaining officers, key employees or directors of the Partnership and its Affiliates, (ii) motivating such employees or directors by means of performance-related incentives to achieve longer-range performance goals, and (iii) enabling such employees or directors to participate in the long-term growth and financial success of the Partnership.

SECTION 2.  Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Partnership and (ii) any entity in which the Partnership has a significant equity interest, in either case as determined by the Board or, if so authorized by the Board, the Committee.

“Award” shall mean any Option, Restricted Unit, Phantom Restricted Unit, Performance Award or Other Unit-Based Award.

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

“Board” shall mean the Board of Directors of the general partner of the Partnership.

“Committee” shall mean the Board or one or more committees of the Board designated by the Board to administer the Plan.

“Director” shall mean any member of the Board.

“Employee” shall mean (i) an officer or employee of the Partnership of any Affiliate, or (ii) an advisor or consultant to the Partnership or to any Affiliate, in each case as determined by the Committee.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean, as of any given date and except as otherwise expressly provided by the Board: (i) with respect to a Unit, the closing price of a Unit on the New York Stock Exchange on such date or, if no sale of Units occurs on the New York Stock Exchange on such a date, the closing price of a Unit on such Exchange on the last preceding day on which such sale occurred; and (ii) with respect to any other property, the fair market value of such a property as determined by the Board in its sole discretion.

“Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Partnership or of any of its subsidiaries.

“Option” shall mean an option granted under Section 6(a) of the Plan.

“Other Unit-Based Award” shall mean any right granted under Section 6(d) of the Plan.

“Participant” shall mean any Employee or Director granted an Award under the Plan.

“Performance Award” shall mean any right granted under Section 6(c) of the Plan.

“Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Phantom Restricted Unit” shall mean any Award granted under Section 6(b) of the Plan and designated as a Phantom Restricted Unit.

“Restricted Unit” shall mean any Unit granted under Section 6(b) of the Plan and designated as a Restricted Unit.

“Restoration Option” shall mean an Option granted under Section 6(a)(iv) of the Plan.

“Substitute Awards” shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Partnership or its affiliate, or with which the Partnership or its Affiliate combines.

“Units” means units representing assignments of beneficial ownership of limited partnership interests in AllianceBernstein Holding L.P. (“Holding”).

SECTION 3.  Administration.

(a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, in addition to other express powers and authorizations conferred on the Committee by the Plan, and except as otherwise limited by the Board, the Committee shall have full power and authority to (i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Employee or, subject to Section 3(b), Director; (iii) determine the number of Units to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be exercised, canceled, forfeited, or suspended and the method or methods by which Awards may be exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances Units, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Grants of Awards to Non-Employee Directors. Notwithstanding the provisions of Section 3(a), grants of Awards to Non-Employee Directors must be approved by the Board.

(c) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Partnership, any Affiliate, any Participant, any holder or beneficiary of any Award, any Unitholder and any Employee or, subject to Section 3(b), Director.

SECTION 4.  Units Available for Awards.

(a) Units Available.

(i) Subject to adjustment as provided in Section 4(c), the number of Units with respect to which Awards may be granted under the Plan shall be 41 million less the excess of (i) the number of Units awarded (and not forfeited) under the Partnership’s Century Club Plan (the “Century Club Plan”) over (ii) the Pre-1997 Century Club Limit, as defined in the Century Club Plan.

(ii) If, after the effective date of the Plan, any Units covered by an Award granted under the Plan or by an award granted under any prior Unit award plan of the Partnership, or to which such an Award or award related, are forfeited, or if such an Award or award terminates or is canceled without the delivery of Units, then the Units covered by such Award or award, or to which such Award or award relates, or the number of Units otherwise counted against the aggregate number of Units with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again become Units with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder or any award granted under any prior Unit award plan of the Partnership is exercised through the delivery of Units or in the event that withholding tax liabilities arising from such Award or award are, with the approval of the Board, satisfied by the withholding of Units by the Partnership, the number of Units available for Awards under the Plan shall be increased by the number of Units so surrendered or withheld. Any Units underlying Substitute Awards shall not be counted against the Units available for Awards under the Plan.

(b) Units Available for Awards other than Options. Subject to adjustment as provided in Section 4(c), and except as otherwise expressly provided by the Board, of the number of Units with respect to which Awards may be granted in accordance with Section 4(a), the number of Units with respect to which Awards may be granted under Sections 6(b), (c), or (d) of the Plan shall be 2 million. If, after the effective date of the Plan, Awards granted under Sections 6(b), (c), or (d) are forfeited, terminated, or canceled, or if, with the approval of the Board, Units otherwise deliverable pursuant to such Awards are applied to satisfy withholding tax liabilities, then the applicable number of Units shall not be counted against the limit set forth in the preceding sentence, to the same extent such Units again become Units with respect to which Awards may be granted under Section 4(a) or are otherwise not counted against the limit set forth in Section 4(a). Any Units underlying Substitute Awards shall not be counted against the limit set forth in the first sentence of this Section 4(b).

(c) Adjustments. In the event that the Committee determines that any distribution (whether in the form of cash, limited partnership interests, other securities, or other property), recapitalization (including, without limitation, any subdivision or combination of limited partnership interests), reorganization, consolidation, combination, repurchase, or exchange of limited partnership interests or other securities of the Partnership or Holding, issuance of warrants or other rights to purchase limited partnership interests or other securities of the Partnership or Holding, any incorporation (or other change in form) of the Partnership or Holding, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, if so authorized by the Board, in such manner as it may deem equitable, adjust any or all of (i) the number of Units or other securities of the Partnership or Holding (or number and kind of other securities or property) with respect to which Awards may be granted under Sections 4(a) and 4(b), (ii) the number of Units or other securities of the Partnership or Holding (or number and kind of other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award. In the event of incorporation (or other change in form) of the Partnership or Holding, the Committee may, if so authorized by the Board, make such adjustments as it deems appropriate and equitable with respect to Options for the optionee to purchase stock in the resulting corporation in place of the Options. Any such adjustment or arrangement may provide for the elimination without compensation of any fractional Unit which might otherwise become subject to an Option, and shall be final and binding upon the optionee.

SECTION 5. Eligibility.

Subject to Section 3(b), any Employee or Director shall be eligible to be designated a Participant.

SECTION 6.  Awards.

(a) Options.

(i) Grant. Subject to the provisions of the Plan, the Committee shall (subject to Section 3(b)) have sole and complete authority to determine the Employees and/or Directors to whom Options shall be granted, the number of Units to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option.

(ii) Exercise Price. Unless otherwise expressly determined or authorized by the Board, the exercise price of an Option shall be not less than the Fair Market Value of the Units subject to the Option on the date the Option is granted.

(iii) Exercise. Unless otherwise determined or authorized by the Committee, (A) no Option (other than a Restoration Option or an Option that is a Substitute Award) shall become initially exercisable at a rate in excess of 20% of the Units subject to the Option on each anniversary of the date of grant beginning with the first such anniversary, and (B) no Option shall be exercisable after the expiration of ten years from the date of grant. The right to exercise an Option shall be cumulative, so that to the extent that an Option is not exercised when it becomes initially exercisable with respect to any Units, it shall be exercisable with respect to such Units at any time thereafter until the expiration of the term of the Option. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(iv) Restoration Options. In the event that any Participant delivers Units in payment of the exercise price of any Option granted hereunder in accordance with Section 7(b), or in the event that the withholding tax liability arising upon exercise of any Option by a Participant is satisfied through the withholding by the Partnership of Units otherwise deliverable upon exercise of the Option, the Committee shall have the authority, if so authorized by the Board, to grant or provide for the automatic grant of a Restoration Option to such Participant. The grant of a Restoration Option shall be subject to the satisfaction of such conditions or criteria as the Committee in its sole discretion shall establish from time to time, to the extent authorized by the Board. A Restoration Option shall entitle the holder thereof to purchase a number of Units equal to the number of such Units so delivered or withheld upon exercise of the original Option, in the discretion of the Committee. A Restoration Option shall have a per Unit exercise price and such other terms and conditions as the Committee in its sole discretion shall determine, to the extent authorized by the Board.

(b) Restricted Units and Phantom Restricted Units.

(i) Grant. Subject to the provisions of the Plan, the Committee shall (subject to Section 3(b)) have sole and complete authority to determine the Employees and/or Directors to whom Restricted Units and Phantom Restricted Units shall be granted, the number of Restricted Units and/or the number of Phantom Restricted Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Unit and Phantom Restricted Units may be forfeited to the Partnership, and the other terms and conditions of such Awards.

(ii) Transfer Restrictions. Restricted Units and Phantom Restricted Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Units, as provided in the Plan or the applicable Award Agreements. Each certificate issued in respect of Restricted Units with respect to which transfer restrictions remain in effect shall bear a legend describing the restrictions to which the Restricted Units are subject. Upon the lapse of the restrictions applicable to such Restricted Units, the owner thereof may surrender to the Partnership the certificate or certificates representing such Units and receive in exchange therefor a new certificate or certificates representing such Units free of the legend and a certificate or certificates representing the remainder of the Units, if any, with the legend.

(iii) Payment. Each Phantom Restricted Unit shall have a value equal to the Fair Market Value of a Unit. Phantom Restricted Units shall be paid in Units, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(iv) Distributions. Distributions paid on or in respect of any Restricted Units or Phantom Restricted Units may be paid directly to the Participant, or may be reinvested in additional Restricted Units or in additional Phantom Restricted Units, as determined by the Committee in its sole discretion.

(c) Performance Awards.

(i) Grant. The Committee shall (subject to Section 3(b)) have sole and complete authority to determine the Employees and/or Directors who shall receive a “Performance Award”, which shall consist of a right which is (i) denominated in Units, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

(ii) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award.

(iii) Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis.

(d) Other Unit-Based Awards. The Committee shall (subject to Section 3(b)) have authority to grant to eligible Employees and/or Directors an “Other Unit-Based Award”, which shall consist of any right which is (i) not an Award described in paragraphs (a) through (c) above of this Section 6 and (ii) an Award of Units or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Units (including, without limitation, securities convertible into Units), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Unit-Based Award.

SECTION 7.  General Provisions Applicable to Awards.

(a) Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Partnership or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Partnership or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(b) Forms of Payment by Partnership Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement and the requirements of applicable law, payments or transfers to be made by the Partnership or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including Units, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

(c) Limits on Transfer of Awards. Except as otherwise provided by the Committee with respect to any Award, no Award shall be transferable by a holder other than by will or the laws of descent and distribution.

(d) Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(e) Consideration for Grants. Awards may be granted for no cash consideration, for such nominal cash consideration as may be required by applicable law or for such greater amount as may be established by the Committee.

SECTION 8.  Amendment and Termination.

(a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without the approval of the limited partners of the Partnership if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to qualify or comply. Notwithstanding anything to the contrary herein, the Board or, if so authorized by the Board, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United Sates.

(b) Amendments to Awards. The Board or, if so authorized by the Board, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) hereof) affecting the Partnership, any Affiliate, or the financial statements of the Partnership or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may, if so authorized by the Board, cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled award.

SECTION 9.  Miscellaneous.

(a) No Rights to Awards. No Employee, Director or Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Directors, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Unit Certificates. All certificates for Units or other securities of the Partnership or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, any Unit exchange upon which such Units or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Delegation. Subject to the terms of the Plan and applicable law, the Committee, if so authorized by the Board, may delegate to one or more officers or managers of the Partnership or any Affiliate, or to a committee of such officers or managers, the authority, subject to the terms and limitations as the Committee, as authorized by the Board, shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Partnership for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

(d) Withholding. A Participant may be required to pay to the Partnership or any Affiliate and the Partnership or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other actions as may be necessary in the opinion of the Partnership to satisfy all obligations for the payment of such taxes.

(e) Award Agreements. Each award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment of a Participant.

(f) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Partnership or any Affiliate from adopting or continuing in effect other compensation arrangements, including without limitation any such arrangements that provide for the grant of options, restricted Units, Units and other types of Awards provided for hereunder (subject to approval of the limited partners of the Partnership if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g) No Right to Employment or Directorship. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Partnership or any Affiliate, or to be retained as a Director. Further, the Partnership or an Affiliate may at any time dismiss a Participant from service, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, in any Award Agreement or in any other agreement between the Partnership or any Affiliate and the Participant.

(h) No Rights as Unitholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a Unitholder with respect to any Units to be distributed under the Plan until he or she has become the holder of such Units. Notwithstanding the foregoing, in connection with each grant of a Restricted Unit hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a Unitholder in respect of such Restricted Unit.

(i) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the internal laws of the State of New York.

(j) Severability. If any provisions of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k) Additional Powers. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation or entitle the Partnership to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Partnership by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Partnership, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or fiduciary relationship between the Partnership or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Partnership or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Partnership or any Affiliate.

(m) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated or otherwise eliminated.

(n) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 10.  Term of the Plan.

(a) Effective Date. This amended Plan shall be effective as of November 20, 1997, subject to approval by the limited partners of the Partnership within one year thereafter.

(b) Expiration Date. No Award shall be granted under the Plan after July 26, 2010. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.